THOMPSON             ATLANTA     CINCINNATI     COLUMBUS     NEW YORK
--------------------------------------------------------------------------------
  HINE                   BRUSSELS        CLEVELAND    DAYTON    WASHINGTON, D.C.


                            October 28, 2008

The James Advantage Funds
1349 Fairground Road
Beavercreek, Ohio 45385

Re:  The James Advantage Funds, File Nos. 333-37277 and 811-08411

Ladies and Gentlemen:

A legal opinion (the "Legal Opinion") that we prepared was filed with Post-Effective Amendment No. 13 to The James Advantage Funds' Registration Statement (the "Registration Statement"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 17 to the Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.


                                      Very truly yours,

                                      /s/ Thompson Hine LLP

                                      THOMPSON HINE LLP



Don.Mendelsohn@ThompsonHine.com   Phone 513.352.6546   Fax 513.241.4771